SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2006

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7901 Jones Branch Drive, Suite 900, McLean, VA 22102

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 902-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information included pursuant to item 2.03 below is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 3, 2006, Primus Telecommunications Group, Incorporated (“PTGI” or the “Company”), announced that its wholly-owned Canadian subsidiary completed on January 31, 2006 an amended and restated loan agreement (the “Amended Agreement”) related to its existing secured non-revolving term loan facility with a Canadian financial institution, which press release is attached as exhibit 99.1 hereto and incorporated herein by reference. The summary of the Amended Agreement terms described herein is qualified in its entirety by reference to the provisions of the Agreement attached as exhibit 10.1 and incorporated hereto by reference. The Amended Agreement extended the maturity date for the facility to April 2008 from April 2007, reaffirmed the interest rate of 7.75%, altered selected financial covenants including reducing the minimum quarterly EBITDA requirement and increasing the allowable leverage ratio, reduced the maximum loan balance from $42 million Canadian dollars (CAD) to $32 million CAD and established quarterly principal payments of $1 million CAD commencing in April 2007.

On February 1, 2006, the remaining $17 million CAD available under the Amended Agreement was drawn, which brings the total outstanding under the facility to $32 million CAD.

Item 9.01. Financial Statements and Exhibits.

(a) and (b) Not applicable.

(c) Exhibits.

Exhibit No.	Description
10.1	Second Amended and Restated Loan Agreement, dated as of January 25, 2006, among Primus Telecommunications Canada Inc. as Borrower, 3082833 Nova Scotia Company as Shareholder, and The Manufacturers Life Insurance Company as Lenders and Agent.

99.1	Press release dated February 3, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATION GROUP, INCORPORATED

Dated: February 3, 2006	By:	/s/ Thomas R. Kloster
Thomas R. Kloster
Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amended and Restated Loan Agreement, dated as of January 25, 2006, among Primus Telecommunications Canada Inc. as Borrower, 3082833 Nova Scotia Company as Shareholder, and The Manufacturers Life Insurance Company as Lenders and Agent.

99.1	Press release dated February 3, 2006.